UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) OCTOBER 27, 1997.

                         ARXA INTERNATIONAL ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      2-99565               13-3784149
(State or other jurisdiction            Commission            (IRS Employer
          of Incorporation)             File Number           Identification No.

            110 CYPRESS STATION DR., SUITE 280 HOUSTON, TEXAS 77090
               (Address of principal executive offices     (Zip Code)

       Registrant's Telephone Number, including area code: (281) 444-1088

            25227 GROGAN'S MILL ROAD, SUITE 125 HOUSTON, TEXAS 77380 (Former name or former address, if changed since last report.)

                                                                        FORM 8-K

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

As a result of the issuance of the 12,786,310 shares of Registrant's Common Stock to acquire the assets of Phoenix Energy Group, Inc., as reported in Item 2 below, Phoenix Energy Group, Inc. holds approximately 63% of the 20,263,112 issued and outstanding shares of Registrant's Common Stock following such transaction. The consideration for which the shares were issued was the assets acquired in the transaction, as described in Item 2 below.

Following the acquisition transaction, changes were made in the directors and officers of Registrant as reported in Item 5 below.

Prior to the transaction, William J. Bippus, the Registrant's President and CEO, who owns 1,612,094 shares of Registrant's Common Stock, was in control of the Registrant.

Phoenix Energy Group, Inc. is controlled by L. Craig Ford, its President and CEO, who holds approximately 9% of its common stock.

Phoenix Energy Group, Inc. intends to hold the shares received and to function as a holding company of Registrant.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 27, 1997 the Registrant entered into a formal Purchase and Sale Agreement with Phoenix Energy Group, Inc., culminating the previously announced negotiations. Under the Agreement, Registrant has acquired substantially all of the assets of Phoenix Energy Group, Inc. in exchange for 12,786,310 shares of Registrant's Common Stock, representing approximately 63% of the issued and outstanding shares of Common Stock following the transaction.

The assets acquired consisted of leasehold rights to properties associated with the oil & gas rights acquired, ownership of oil & gas reserves, the working and net revenue mineral interests in oil & gas properties, and the proportionate interests in the plant and equipment associated with such properties. Additionally, the assets consisted of all accounts receivable, all bank accounts, credits due and debts owed, seller's corporate offices and all related fixtures, office space, furniture, automobiles, computers and leasehold improvements.

ITEM 5.  OTHER EVENTS.

BOARD OF DIRECTORS
In connection with the Purchase and Sale Agreement with Phoenix Energy Group, Inc., Registrant restructured its Board of Directors. Mr. William J. Bippus and Mr. Gregory A. Stephens remained as directors, while Mr. Thomas A. Abate and Mr. Umberto Brovedani resigned, creating two vacancies. The vacancies were filled by the election of L. Craig Ford, President of Phoenix Energy

Group, Inc. and Mr. John Moran, both directors of Phoenix Energy Group, Inc.

L. Craig Ford, age 50, has served as the President and Chief Executive Officer of Phoenix Energy Group, Inc. since its inception in March, 1996. In that capacity he managed Phoenix's acquisition of 95% of the available working interests formerly managed by Prospector Petroleum, Inc. for which he had been Vice President of Finance from 1994 through 1995. During January and February of 1996 he was working with the owners of the working interests to form Phoenix. From 1992 through 1993, Mr. Ford was a financial consultant to two California venture capital projects, Systematic Irrigation and C.J. Comm, to which he provided corporate and product strategic advice.

John Moran, age 51, has served as a director of Phoenix Energy Group, Inc. since January, 1997 and he has been Phoenix's Vice President of Exploration since March, 1997. Mr. Moran is the President of Integrated Petroleum Exploration, Inc. ("IPX") a 2-D and 3-D geological and geophysical prospect development company in which Phoenix has made a sizable investment. Prior to forming IPX, in 1995 Mr. Moran formed and operated TeTra Exploration, Inc., developing large 3-D seismic projects for sale to the oil & gas industry. Prior to that, from 1991 to 1995 Mr. Moran served as Chief Geologist, Vice President of Business Development, and Vice President of Exploration Services for Apache Corporation. In those capacities he managed the Corporate Reservoir Engineering, Corporate Land Administration, Corporate Environmental Health and Safety, and Corporate Land and Analysis (technical computing) Departments. Mr. Moran also served on the Board of Directors of Apache International, Inc. From 1984 to 1991, as Apache's Midcontinent Exploration Manager, Mr. Moran was responsible for planning and directing the exploration activities for Apache's Midcontinent Regional Office.

OFFICER CHANGES

Mr. William J. Bippus, formerly President and CEO, resigned those positions, and was replaced by L. Craig Ford. Mr. Bippus was appointed as Vice President of Development.

Mr. Gregory A. Stephens, formerly Treasurer, resigned that position and was replaced by Mr. L. Craig Ford.

Mr. John Moran (see resume above) was elected as the Vice President of Exploration.

Mr. Mitchell F. Veh, Jr., age 48, was elected as the Vice President of Acquisitions and Engineering. A Registered Professional Engineer in Texas and Louisiana since 1981, Mr. Veh has served as Vice President of Acquisitions and Engineering of Phoenix Energy Group, Inc. since June, 1997. From 1993 to May, 1997 Mr. Veh was a Senior Petroleum Engineer with Torch Energy Advisors with responsibilities for evaluating oil and gas reserves as well as the further exploitation and/or development of the properties. From 1991 to 1992, he was Vice President of Acquisitions and Development with Ultramar Oil and Gas Ltd. where he was responsible for the evaluation and acquisition of oil and gas reserves and the subsequent management and development of the properties.

Mr. Kenneth Koepke, age 43, was elected as the Vice President of Corporate Relations. Since March, 1997 Mr. Koepke has served as Vice President of

Corporate Communications for Phoenix Energy Group, Inc. Mr. Koepke was a significant investor in a group of joint ventures managed by Prospector Petroleum, Inc. and he was instrumental in securing the approval of the investors for Phoenix to become the substituted Joint Venture Manager. From October, 1996 through February, 1997 Mr. Koepke assisted Mr. Ford in the acquisition by Phoenix of approximately 95% of the joint venture owners. Prior to his involvement with Phoenix, Mr. Koepke was engaged in the pharmaceutical industry. From 1994 to 1996, Mr. Koepke was a marketing manager for Flemming Pharmaceuticals with responsibilities for direct sales in the medical community and in the training of that company's field personnel. From 1988 through 1993, he was a pharmaceutical sales representative for Whitby Pharmaceuticals and Forest Pharmaceuticals.

Mr. Dennis P. McGrath, age 49, was elected Vice President and Controller. A Certified Public Accountant since 1976, Mr. McGrath was a sole practitioner from January, 1995 to March, 1997 when he joined Phoenix Energy Group, Inc. as Vice President and Controller. From June, 1996 through February, 1997 Mr. McGrath was engaged by Phoenix to conduct an audit of the Prospector Petroleum, Inc. joint ventures for the four year period prior to Phoenix becoming the Joint Venture Manager. From 1986 to 1994 Mr. McGrath was a partner in the Houston office of the regional public accounting firm of Simonton, Kutac and Barnidge, L.L.P. where he was the firm's partner-in-charge of small business consulting and out-sourcing services. A large portion of his clients were engaged in the business of oil & gas exploration and development. During the period from 1972 to 1986 Mr. McGrath held financial management positions with various oil & gas companies.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements required in connection with the asset acquisition reported in Item 2 will be filed by amendment within sixty (60) days of the date of filing this Form.

Attached as Exhibit 2 is the Purchase and Sale Agreement between Phoenix Energy Group, Inc. and ARXA International Energy, Inc. executed on October 27, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ARXA International Energy, Inc.


Date: November 7, 1997           /s/ L. CRAIG FORD
                                      (Signature)